     As filed with the Securities and Exchange Commission on August 28, 2001
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------


                               XANSER CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              75-1191271
(State or other jurisdiction of                                (I.R.S Employer
 incorporation or organization)                              Identification No.)


      2435 N. CENTRAL EXPRESSWAY                                     75080
       RICHARDSON, TEXAS 75080                                    (Zip Code)
(Address of Principal Executive Offices)

                 KANEB SERVICES. INC. 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                           --------------------------

                                 JOHN R. BARNES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               XANSER CORPORATION
                           2435 N. CENTRAL EXPRESSWAY
                             RICHARDSON, TEXAS 75080
                     (Name and address of agent for service)

                                 (972) 699-4000
          (Telephone number, including area code, of agent for service)

                                  With Copy to:
                                 JOHN A. WATSON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)             SHARE (2)                 PRICE            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, without
par value                     2,000,000                 $2.61                 $5,220,000              $1,305
=================================================================================================================

(1) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plan.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low trading prices on August 27, 2001.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 covers additional shares of the Registrant's common stock under the Kaneb Services, Inc. 1994 Stock Incentive Plan (the "1994 Plan"). A Registration Statement on Form S-8 (Reg. No. 333-54027) (the "Earlier Registration Statement") is effective with respect to 1,600,000 shares of common stock under the 1994 Plan. Except for Items 5, 6 and 8 of the Earlier Registration Statement, the contents of the Earlier Registration Statement are incorporated herein by reference pursuant to Instruction E to Form S-8.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant's bylaws provide for the indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted under Delaware law.

     Article Twelfth of the Registrant's Certificate of Incorporation provides, in part, that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for illegal dividends and stock repurchases or (iv) for any transaction for which the director derived an improper personal benefit.

ITEM 8.       EXHIBITS.

  4.1 Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

  4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as
              Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

  4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as
              Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

  4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

  4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as
              Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

  4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

  4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as
              Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

  4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

  4.9         Kaneb Services,  Inc. 1994 Stock Incentive Plan filed as Exhibit
              10.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

  5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

 23.1         Consent of KPMG LLP.

 23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

 24.1         Power of Attorney (contained on page II-3 hereof).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 28, 2001.

                                       XANSER CORPORATION

                                       By:   /s/ Howard C. Wadsworth
                                          --------------------------------------
                                                Howard C. Wadsworth
                                         Vice President, Treasurer and Secretary


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of John R. Barnes and Howard C. Wadsworth his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
               ---------                                        -----                                 ----

          /s/ John R. Barnes                Chairman of the Board, President and Chief          August 28, 2001
-------------------------------------                    Executive Officer
             John R. Barnes                        (Principal Executive Officer)


         /s/ Michael R. Bakke                               Controller                          August 28, 2001
-------------------------------------              (Principal Accounting Officer)
             Michael R. Bakke

            /s/ Sangwoo Ahn                                  Director                           August 28, 2001
-------------------------------------
              Sangwoo Ahn

        /s/ Frank M. Burke, Jr.                              Director                           August 28, 2001
-------------------------------------
          Frank M. Burke, Jr.

          /s/ Charles R. Cox                                 Director                           August 28, 2001
-------------------------------------
            Charles R. Cox

           /s/ Hans Kessler                                  Director                           August 28, 2001
-------------------------------------
             Hans Kessler

         /s/ James R. Whatley                                Director                           August 28, 2001
-------------------------------------
           James R. Whatley

                                  EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------
  4.1 Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

  4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as
              Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

  4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as
              Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

  4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

  4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as
              Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

  4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

  4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as
              Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

  4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

  4.9         Kaneb Services,  Inc. 1994 Stock Incentive Plan filed as Exhibit
              10.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

  5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

 23.1         Consent of KPMG LLP.

 23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

 24.1         Power of Attorney (contained on page II-3 hereof).